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                                                            EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-34707 and 2-90655) and Form S-8 (File Nos. 333-21379, 333-21409, 333-41585, 333-64733 and 2-98020), of Kollmorgen Corporation
of our report dated January 22, 2000, except as to the information described in
Note 20 which is as of March 24, 2000, relating to the financial statements, which appears in this Form 10-K.



                                  PRICEWATERHOUSECOOPERS  LLP

                                  /s/  PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 29, 2000